UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 10, 2012

FIRST PACTRUST BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-49806	04-3639825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 236-5211

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A supplements the Current Report on Form 8-K of First PacTrust Bancorp, Inc., a Maryland corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2011.

Item 8.01	Other Events.

As previously reported, on June 3, 2011, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Gateway Bancorp (“Gateway”), each of the stockholders of Gateway (collectively, the “Sellers”) and the D & E Tarbell Trust, u/d/t dated February 19, 2002 (in its capacity as the Sellers’ Representative). The Purchase Agreement provides that, subject to the terms and conditions set forth in the Purchase Agreement, the Company will acquire from the Sellers all of the outstanding common stock of Gateway for an aggregate purchase price of up to $17 million in cash (the “Stock Purchase”).

Also as previously reported, on August 30, 2011, the Company entered into an Agreement and Plan of Merger (as amended on October 31, 2011, the “Merger Agreement”) with Beach Business Bank, a California corporation and state-chartered bank (“Beach”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Beach will merge (the “Merger”) with a wholly owned subsidiary of the Company to be formed prior to the closing of the Merger.

Each of the Stock Purchase and the Merger is subject to certain closing conditions, including, among others, the receipt of regulatory approvals.

Attached hereto as Exhibits 99.1 and 99.2, respectively, are the audited consolidated financial statements of Gateway and the audited financial statements of Beach prepared in accordance with Rule 3-05 of Regulation S-X of the Commission. Attached hereto as Exhibit 99.3 are pro forma financial statements giving effect to the Gateway and Beach transactions prepared in accordance with Article 11 of SEC Regulation S-X.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty, and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the Company’s other filings with the SEC. Risks and uncertainties related to the Company and Gateway and Beach include, but are not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock Purchase Agreement or the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company, Gateway or Beach; (3) the inability to complete the Stock Purchase or the Merger due to the failure to satisfy each transaction’s respective conditions to completion, including the receipt of regulatory approvals; (4) risks that the Stock Purchase or the Merger disrupts current plans and operations and the potential difficulties in customer and employee retention as a result of the proposed transactions; (5) the amount of the costs, fees, expenses and charges related to the proposed transactions; (6) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (7) continuation of the historically low short-term interest rate environment; (8) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions or regulatory developments; (9) increased levels of non-performing and repossessed assets that may result in future losses; (10) greater than anticipated deterioration or lack of sustained growth in the national or local economies; (11) changes in state and federal legislation, regulations or policies applicable to banks or other financial service providers, including regulatory or legislative developments, like the Dodd-Frank Wall Street Reform and Consumer Protection Act; (12) the results of regulatory examinations; and (13) increased competition with other financial institutions. You should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP

23.2	Consent of Vavrinek, Trine, Day & Co., LLP

99.1	Audited financial statements of Gateway Bancorp for the years ended December 31, 2011 and 2010

99.2	Audited financial statements of Beach Business Bank for the years ended December 31, 2011 and 2010

99.3	Unaudited Pro Forma Combined Condensed Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PACTRUST BANCORP, INC.

By:	/s/ Richard Herrin
Name: Richard Herrin
Title: Executive Vice President, Chief Administrative Officer & Secretary

Dated: April 10, 2012

Exhibit Number	Description
23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP

23.2	Consent of Vavrinek, Trine, Day & Co., LLP

99.1	Audited consolidated financial statements of Gateway Bancorp for the years ended December 31, 2011 and 2010

99.2	Audited financial statements of Beach Business Bank for the years ended December 31, 2011 and 2010

99.3	Unaudited Pro Forma Condensed Consolidated Financial Information